EXHIBIT 5.1

               GROSS, KLEINHENDLER, HODAK, HALEVY, GREENBERG & CO.

                                                                October 25, 2006

G. Willi-Food International Ltd.
3 Nahal Snir St.
Northern Industrial Zone
Yavne 81224

Ladies and Gentlemen:

We have acted as counsel to G. Willi-Food International Ltd., a company organized under the laws of the State of Israel (the "COMPANY"), in connection with its filing of a registration statement on Form F-3 (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), relating to the registration for resale by selling shareholders of 2,214,875 of the Company's ordinary shares, par value NIS 0.10 per share ("ORDINARY SHARES").

In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's Articles of Association, resolutions of the Board of Directors and such other documents as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

On the basis of the foregoing, we are of the opinion that the 2,214,875 Ordinary Shares being registered pursuant to the Registration Statement, were, or when issued and paid for will be, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.